EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exact Sciences Corporation

Madison, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 21, 2019, relating to the consolidated financial statements, and the effectiveness of Exact Sciences Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

BDO USA, LLP
Madison, Wisconsin

November 8, 2019